Exhibit 99.1

Liquidity Services, Inc. Expands its Scope of Work Under its Scrap Contract with the U.S. DoD

WASHINGTON – May 29, 2007 – Liquidity Services, Inc. (LSI), a leading online auction marketplace for wholesale, surplus and salvage assets, today announced its joint effort with the U.S. Department of Defense (DoD) to strengthen control procedures related to the mutilation of DoD scrap property offered for sale to the public.  In addition, LSI will broaden the geographic scope of its services and commence the sale of  DoD scrap property located in Hawaii and Guam.  These initiatives expand LSI’s scope of work under its Scrap Venture contract (the Scrap Contract) with the Defense Reutilization and Marketing Service (DRMS) and leverage LSI’s surplus property and supply chain management domain expertise.

Through a modification to LSI’s existing Scrap Contract with the DoD, LSI will provide additional value-added services designed to ensure compliance with requirements relating to the mutilation of scrap material as part of the sales process LSI manages.  As part of these value-added services, LSI will manage centralized processing centers that provide a secure area to complete the mutilation of scrap metal prior to removal of the material from the DoD sales location.  In addition, LSI will provide oversight and verification procedures to enhance the audit trail related to sales of scrap material.  The modification of the Scrap Contract increases LSI’s share of net proceeds to 23% from 20% in exchange for LSI’s agreement to provide the additional value-added services.

Also, under the terms of the contract modification, LSI will manage the receipt, marketing and sale of virtually all surplus scrap property generated by the DoD in Hawaii and Guam.  All terms and conditions set forth in the modified Scrap Contract will apply to material processed and sold in these locations.

The contract modification will be effective June 1, 2007. All other principal terms of the original contract remain in effect.

LSI believes the marginal benefits and costs of the modified Scrap Contract will offset one another, resulting in no change to its fiscal year 2007 guidance at this time.

About Liquidity Services, Inc. (LQDT)

Liquidity Services, Inc. (NASDAQ: LQDT) and its subsidiaries enable corporations and government agencies to market and sell surplus assets and wholesale goods quickly and conveniently using online auction marketplaces and value-added services. The company is based in Washington, D.C. and has over 500 employees. Additional information can be found at: www.liquidityservicesinc.com.

Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the potential costs and benefits of the new joint initiative under LSI’s Scrap Contract and statements relating to LSI’s projected results of operations for fiscal year 2007. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from any future results expressed or implied by these forward-looking statements. You can identify forward-looking statements by terminology such as “expects,” or the negative of these terms or other comparable terminology. We cannot guarantee future results, levels of activity, performance or achievements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this document. Important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2006, including, but not limited to, those set forth in Part II, Item IA (Risk Factors). There may be other factors of which we are currently unaware that may cause our actual results to differ materially from the forward-looking statements. All forward-looking statements apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. We undertake no obligation to publicly update or revise any forward-looking statement occurring after the date of this document.